EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT(1)(2)(3)

The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2007, and the places of incorporation or organization thereof, are:

Place of
Incorporation
Name of Subsidiary	or Organization

UNITED STATES
Celeron Corporation	Delaware
Dapper Tire Co., Inc.	California
Divested Atomic Corporation	Delaware
Divested Companies Holding Company	Delaware
Divested Litchfield Park Properties, Inc.	Arizona
*Goodyear Dunlop Tires North America, Ltd.	Ohio
Goodyear Farms, Inc.	Arizona
Goodyear International Corporation	Delaware
Goodyear-SRI Global Purchasing Company	Ohio
Goodyear-SRI Global Technologies LLC	Ohio
Goodyear Western Hemisphere Corporation	Delaware
The Kelly-Springfield Tire Corporation	Delaware
Laurelwood Properties Inc.	Delaware
MaxxiMarketing, LLC	Ohio
NYO Poly RT Inc.	New York
Retreading L Inc.	Delaware
Retreading L, Inc. of Oregon	Oregon
T&WA, Inc.	Kentucky
T&WA of Alabama, Inc.	Alabama
T&WA Assembly Partners, LLC	Michigan
T&WA of Birmingham, LLC	Alabama
T&WA of Indiana, Inc.	Indiana
T&WA of Lansing, LLC	Michigan
T&WA of Mississippi, LLC	Mississippi
T&WA of Montgomery, LLC	Alabama
T&WA of Paris, LLC	Kentucky
T&WA of Shreveport, LLC	Louisiana
Wheel Assemblies Inc.	Delaware
Wingfoot AR LLC	Delaware
Wingfoot Commercial Tire Systems LLC	Ohio
Wingfoot Corporation	Delaware
Wingfoot Ventures Eight Inc.	Delaware
Wingfoot Ventures Four Inc.	Delaware
Wingfoot Ventures Thirteen Inc.	Delaware
Wingfoot Ventures Eighteen Inc.	Delaware
Wingfoot Ventures Nineteen Inc.	Delaware
Wingfoot Ventures Twenty Inc.	Delaware
INTERNATIONAL
Abacom (Pty.) Ltd.	Botswana
Air Treads New Zealand Limited	New Zealand
Artic Retreading Products (Pty) Ltd.	South Africa
Artic (Zambia) Limited	Zambia

Place of
Incorporation
Name of Subsidiary	or Organization

Beaurepaires for Tyre Limited	New Zealand
CA Goodyear de Venezuela	Venezuela
Cegyco S.A.	Luxembourg
Compania Anonima Goodyear de Venezuela	Venezuela
Compania Goodyear del Peru, S.A.	Peru
Compania Goodyear S. de R.L. de C.V.	Mexico
Corporacion Industrial Mercurio S.A. de C.V.	Mexico
*Dackia AB	Sweden
*Dunglaide Limited	England
*Dunlop GmbH & Co. KG	Germany
*Dunlop Grund und Service Verwaltungs GmbH	Germany
Dunlop New Zealand Limited	New Zealand
*Dunlop Tyres (Executive Pension Trustee) Limited	England
*Dunlop Tyres (Pension Trustees) Limited	England
*Dunlop Tyres Limited	England
*Fit Remoulds (Ireland) Ltd	Ireland
Forktyre (Pty) Ltd	South Africa
Frank Allen’s Tyre Services Limited	New Zealand
*Fulda Reifen GmbH & Co. KG	Germany
Gcuwa Tyres (Pty) Ltd	South Africa
*GD Furstenwalde Vermogensverwaltungs GmbH	Germany
*GD Handelssysteme GmbH	Germany
*GD Versicherungsservice GmbH	Germany
*GWF Wohnungsgesellschaft mbH Fulda	Germany
Global Run-Flat Systems Research, Development and Technology B.V.	Netherlands
Good Import S.A.	Morocco
Goodyear Asia Operations (Private) Limited	Singapore
Goodyear Australia Pty Limited	Australia
Goodyear Canada Inc.	Canada
*Goodyear Dalian Tire Company Ltd.	China
Goodyear de Chile S.A.I.C.	Chile
Goodyear de Colombia S.A.	Colombia
Goodyear do Brasil Productos de Borracha Ltda	Brazil
*Goodyear Dunlop Tires Austria GmbH	Austria
*Goodyear Dunlop Tires Baltic A.S.	Estonia
*Goodyear Dunlop Tires Belgium N.V.	Belgium
*Goodyear Dunlop Tires Czech s.r.o.	Czech Republic
*Goodyear Dunlop Tires Danmark A/S	Denmark
*Goodyear Dunlop Tires Espana S.A.	Spain
*Goodyear Dunlop Tires Europe B.V.	Netherlands
*Goodyear Dunlop Tires Finance Europe B.V.	Netherlands
*Goodyear Dunlop Tires Finland OY	Finland
*Goodyear Dunlop Tires France	France
*Goodyear Dunlop Tires Germany GmbH	Germany
*Goodyear Dunlop Tires Hellas S.A.I.C.	Greece
*Goodyear Dunlop Tires Ireland Ltd	Ireland
*Goodyear Dunlop Tires Italia SpA	Italy
*Goodyear Dunlop Tires Hungary Ltd.	Hungary

Place of
Incorporation
Name of Subsidiary	or Organization

*Goodyear Dunlop Tires Nederland B.V.	Netherlands
*Goodyear Dunlop Tires Norge A/S	Norway
*Goodyear Dunlop Tires OE GmbH	Germany
*Goodyear Dunlop Tires Polska Sp z.o.o.	Poland
*Goodyear Dunlop Tires Portugal, Unipessoal, Lda.	Portugal
*Goodyear Dunlop Tires Romania Srl	Romania
*Goodyear Dunlop Tires Slovakia s.r.o.	Slovakia
*Goodyear Dunlop Tires Suisse S.A.	Switzerland
*Goodyear Dunlop Tires Sverige A.B.	Sweden
*Goodyear Dunlop Tyres UK Ltd.	England
Goodyear EEMEA Financial Services Center Sp. z.o.o.	Poland
Goodyear Earthmover Pty Ltd	Australia
Goodyear Finance Holding S.A.	Luxembourg
*Goodyear GmbH & Co. KG	Germany
Goodyear India Ltd	India
Goodyear Industrial Rubber Products Ltd.	England
*Goodyear Italiana S.p.A.	Italy
Goodyear Jamaica Limited	Jamaica
Goodyear Korea Company	Korea
Goodyear Lastikleri Turk Anonim Sirketi	Turkey
*Goodyear Luxembourg Tires S.A.	Luxembourg
Goodyear Malaysia Berhad	Malaysia
Goodyear Marketing & Sales Snd. Bhd.	Malaysia
Goodyear Maroc S.A.	Morocco
Goodyear Middle East FZE	Dubai
Goodyear Nederland B.V.	Netherlands
Goodyear New Zealand, Limited	New Zealand
Goodyear Orient Company Private Limited	Singapore
Goodyear Philippines, Inc.	Philippines
Goodyear Russia LLC	Russia
*Goodyear Sales Company Limited	Taiwan
Goodyear S.A.	France
Goodyear S.A.	Luxembourg
Goodyear Servicios Comerciales S. de R.L. de C.V.	Mexico
Goodyear Servicios Y Asistencia Tecnica S. de R.L. de C.V.	Mexico
Goodyear South Africa (Pty) Ltd	South Africa
Goodyear South Asia Tyres Private Limited	India
Goodyear SRI Global Purchasing Yugen Kaisha	Japan
Goodyear Staff Pension Plan Pty. Ltd.	Australia
*Goodyear Taiwan Limited	Taiwan
Goodyear (Thailand) Public Company Limited	Thailand
Goodyear Tire Management Company (Shanghai) Ltd.	China
Goodyear Tyres Pty Ltd	Australia
Goodyear Tyre and Rubber Holdings (Pty) Ltd	South Africa
Goodyear Wingfoot Kabushiki Kaisya	Japan
Gran Industria de Neumaticos Centroamericana S.A.	Guatemala
Hi-Q Automotive (Pty) Ltd	South Africa
Intertyre (Pty) Ltd	South Africa

Place of
Incorporation
Name of Subsidiary	or Organization

Kabushiki Kaisha Goodyear Aviation Japan	Japan
Kelly-Springfield Puerto Rico, Inc.	Puerto Rico
Kelly Springfield Australia Pty Limited	Australia
*Kelly-Springfield Tyre Company Ltd.	England
*Kettering Tyres Ltd	England
Magister Limited	Mauritius
Mastertreads (Botswana) (Pty) Ltd	Botswana
McLeod Tyres Limited	New Zealand
Monarch Tyres Repairs (Pty) Ltd	South Africa
Monotred (Pty) Ltd	South Africa
*Motorway Tyres and Accessories (UK) Limited	England
*M-Plus Multimarkenmanagement GmbH & Co KG	Germany
Neumaticos Goodyear S.R.L.	Argentina
Nippon Giant Tyre Kabushiki Kaisya	Japan
O.T.R. International NZ Limited	New Zealand
Off-The-Road Tyres (Pty) Ltd	South Africa
Paramount Tyre Services Limited	New Zealand
Polar Retreading Products (Pty) Limited	South Africa
Property Leasing S.A.	Luxembourg
P.T. Goodyear Indonesia Tbk	Indonesia
Rossal No 103 (Pty) Ltd	South Africa
Rubber and Associated Manufacturers (Pty) Ltd	South Africa
*RVM Reifen Vertriebsmanagement GmbH	Germany
SACRT Trading Pty Ltd.	Australia
Sandton Wheel Engineering (Pty) Limited	South Africa
Safe-T-Tyre (Pty) Ltd	Lesotho
*Sava Tires, d.o.o.	Republic of Slovenia
*Sava Trade d.o.o. Zagreb	Croatia
Servicios Y Montjes Eagle, S. de R.L. de C.V.	Mexico
South Pacific Tyres	Australia
South Pacific Tyres New Zealand Limited	New Zealand
*SP Brand Holding EEIG	Belgium
Three Way Tyres & Rubber Distributors (Pty) Ltd	Botswana
Tire Company Debica S.A.	Poland
Treadsetters Tyres Limited	Kenya
Tredcor Export Services (Pty) Ltd	South Africa
Tredcor Kenya Limited	Kenya
Tredcor Malawi Limited	Malawi
Tredcor North Zimbabwe Pvt. Limited	Zimbabwe
Tredcor (Tanzania) Ltd	Tanzania
Tredcor (Zambia) Limited	Zambia
Trentyre Ellistras (Pty) Ltd	South Africa
Trentyre Kathu (Pty) Ltd	South Africa
Trentyre Houses (Pty) Ltd	South Africa
Trentyre (Lesotho) (Pty) Ltd	Lesotho
Trentyre Limited (Mozambique)	Mozambique
Trentyre Mali SA	Mali
Trentyre (Namibia) (Pty) Ltd	Republic of Namibia

Place of
Incorporation
Name of Subsidiary	or Organization

Trentyre Properties (Pty) Limited	South Africa
Trentyre (Swaziland) (Pty) Limited	Swaziland
Trentyre Uganda Limited	Uganda
Tren Tyre Ghana	Ghana
Tren Tyre Holdings (Pty) Ltd	South Africa
Trentyre (Pty) Ltd	South Africa
Tycon Retreading Products (Pty) Limited	South Africa
Tyre Marketers (Australia) Pty Ltd	Australia
*Tyre Services Great Britain Limited	England
Tyre Service Pty Ltd	Botswana
*Vulco Belgium N.V.	Belgium
Vulco Developpement	France
Wingfoot Australia Partner Pty Ltd	Australia
Wingfoot Insurance Company Limited	Bermuda
Wingfoot Luxembourg SarL	Luxembourg
Wingfoot Mold Leasing Company	Canada
*4 Fleet Group GmbH	Germany

(1)	Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)	Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is 75% owned by the Company; and (ii) in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary’s equity capital: Cegyco S.A., 50%; Compania Goodyear del Peru S.A., 78%; Gcuwa Tyres (Pty) Ltd., 50%; Global Run-Flat Systems Research, Development and Technology B.V., 50%; Good Import S.A., 50%; Goodyear India Ltd, 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 74.6%; Goodyear Malaysia Berhad, 51%; Goodyear Market & Sales Sdn. Bhd., 51%; Goodyear Philippines Inc., 88.5%; Goodyear Sales Company Limited, 75.5%; Goodyear South Asia Tires Private Limited, 97.8%; Goodyear-SRI Global Purchasing Company, 80%; Goodyear-SRI Global Purchasing Yugen Kaisha & Co., 80%; Goodyear-SRI Global Technologies LLC, 51%; Goodyear Taiwan Limited, 75.5%; Goodyear (Thailand) Public Company Limited, 66.7%; Gran Industria de Neumaticos Centroamericana S.A., 92.6%; Kabushiki Kaisha Goodyear Aviation Japan, 85%; MaxxiMarketing, LLC, 50%; Nippon Giant Tire Kabushiki Kaisya, 65%; P.T. Goodyear Indonesia Tbk, 85%; Sandton Wheel Engineering (Pty) Limited, 92%; Safe-T-Tyre (Pty) Ltd, 92%; Tire Company Debica S.A., 59.8%; Treadsetters Tyres Limited, 60%; Tredcor Kenya Limited, 60%; Tredcor North Zimbabwe Pvt Limited, 51%; Tredcor (Tanzania) Ltd, 50%; Trentyre (Pty) Ltd, 92%; Trentyre Lesotho (Pty) Ltd, 92%; Trentyre Properties (Pty) Limited, 92%; Trentyre Uganda Limited, 60%; Trentyre Limited (Mozambique), 70%; Vulco Developpement, 74.9%; Wingfoot AR LLC, 50%; Wingfoot Luxembourg SarL, 95%.

(3)	Except for Wingfoot Corporation, at December 31, 2007, Goodyear did not have any majority owned subsidiaries that were not consolidated.